UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2018

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2018, Dycom Industries, Inc. (the “Company”) announced the appointment of Peter T. Pruitt, Jr. as a director. Mr. Pruitt, a Certified Public Accountant, is a Senior Partner of Deloitte & Touche LLP (“Deloitte”) and has been an auditor with Deloitte for 40 years. During his career at Deloitte, Mr. Pruitt has served in multiple firm-level leadership roles and currently serves as Deloitte’s Office Managing Partner for Florida and Puerto Rico. In connection with Mr. Pruitt’s appointment, the Company’s Board of Directors approved a resolution to increase the number of board members from eight to nine. The appointment, effective November 19, 2018, is for a term extending until the Company’s 2019 Annual Meeting of Shareholders.

The Board of Directors has not made a determination as to whether Mr. Pruitt will be named to any committees of the Board of Directors.

Mr. Pruitt’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 12, 2018.

Mr. Pruitt is not a party to any arrangement or understanding regarding his appointment as an officer, and does not have any family relationship with any of the Company’s executive officers or directors. Mr. Pruitt is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 19, 2018, the Company appointed Sharon Villaverde as the Company’s Vice President and Chief Accounting Officer, effective as of November 26, 2018. Ms. Villaverde will succeed Rebecca Brightly Roach who has served as the Company’s Vice President and Chief Accounting Officer since August 2015 and who was recently promoted to serve as the Company’s Vice President, Business Process. Ms. Brightly Roach will continue to serve as the Company’s Chief Accounting Officer until November 26, 2018. Prior to joining the Company, Ms. Villaverde, who is 44 years old, was previously employed by Natus Medical Incorporated (“Natus Medical”), a publicly traded provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments. While at Natus Medical, Ms. Villaverde served as Vice President of Finance from May 2017 to October 2018 and as Corporate Controller from June 2013 to May 2017. Ms. Villaverde holds a Bachelor of Science in Accounting degree from the University of Central Oklahoma.

Under the terms of an offer letter that Ms. Villaverde accepted in connection with her hiring as the Company’s Vice President and Chief Accounting Officer. She will receive a one-time cash sign-on bonus of $50,000 and an award of time-vesting restricted stock units (“RSUs”) with a grant date value of $75,000. The RSUs will vest ratably over four years beginning on the first anniversary of the grant date.

Ms. Villaverde does not have any family relationship with any of the Company’s executive officers or directors and is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2018

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary